Exhibit 5.1

City Center
33 South Sixth Street
Suite 3600
Minneapolis, MN 55402

612.607.7000 612.607.7100

www.foxrothschild.com

May 30, 2025

ReShape Lifesciences Inc.

18 Technology Drive, Suite 110

Irvine, CA 92618

Ladies and Gentlemen:

We are acting as counsel to ReShape Lifesciences Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to $9,700,000 in aggregate value shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”). The Shares are to be sold by the Company from time to time in accordance with the terms of an Equity Distribution Agreement dated May 30, 2025 (the “Sales Agreement”) between the Company and Maxim Group LLC, as exclusive sales agent, and as described in the prospectus supplement dated May 30, 2025 (the “Prospectus Supplement”) and the accompanying prospectus dated May 14, 2025 (together with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-287168) (the “Registration Statement”).

In acting as counsel for the Company and arriving at the opinion expressed below, we have examined the Sales Agreement, the Registration Statement and the Prospectus as well as the charter and bylaws of the Company as in effect on the date hereof. We also have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and, other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

As to questions of fact relevant to this opinion, without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party as to factual matters in the Sales Agreement and have relied upon certificates of officers of the Company and written statements of certain public officials.

Based upon and subject to the foregoing, and the qualifications and limitations set forth below, it is our opinion that following (i) the execution and delivery by the Company of the Sales Agreement, (ii) the issuance of the Shares pursuant to the terms of the Sales Agreement, and (iii) the receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors or a duly authorized committee thereof, and assuming the continued effectiveness of the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

In addition to the qualifications and limitations set forth above, the opinion expressed herein are subject to the following qualifications and limitations:

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement and Prospectus, and in any amendment or supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP